CYTOMEDIX TO RAISE UP TO $27.5 MILLION AS PART OF A COMPREHENSIVE 2013 FINANCING PLAN

•	$7.5 Million Senior Secured Term Loan Facility

•	$5.0 Million Equity Raise

•	$15 Million Committed Equity Facility

GAITHERSBURG, Maryland – February 20, 2013 – Cytomedix, Inc. (OTCQX: CMXI) (the “Company”), a regenerative therapies company commercializing and developing innovative platelet and adult stem cell technologies, announced today the execution of a comprehensive financing plan for 2013. Included in these executed transactions is a tranched $7.5 million senior secured term loan facility, a $5 million equity raise, and a $15 million committed equity facility. The initial fundings position Cytomedix to confidently execute on its 2013 operational business plan.

“We are pleased with this capital infusion, as it provides us with the necessary capital to execute on our strategic growth plans,” said Martin Rosendale, Chief Executive Officer of Cytomedix. “This capital will facilitate our continued growth following the record product sales we achieved in the fourth quarter of 2012, the expansion of the AutoloGel System with Medicare coverage, and the international growth of the Angel cPRP System.”

$7.5 Million Credit & Security Agreement with MidCap Financial, LLC

The Company has entered into a Credit and Security Agreement with Midcap Financial LLC. The agreement provides for an aggregate term loan commitment of $7.5 million, of which $4.5 million will be received by the Company in the first tranche upon the closing of the transaction, following satisfaction of certain closing conditions. The second tranche of $3.0 million may be advanced to the Company, at the Company’s discretion, upon satisfaction of certain milestone and additional capital inflow requirements.

$5 Million Registered Offering

The Company has also entered into securities purchase agreements with certain existing institutional shareholders comprising members of its largest existing shareholder, Aldagen Holdings LLC, the State of Maryland Venture Fund, and other new institutional investors for the sale of 9,090,910 shares of its common stock in a registered offering at $0.55 per share. In addition, warrants to purchase an aggregate of 6,363,637 shares of common stock will be issued to the investors. The warrants are exercisable immediately, expire five years after issuance and have an exercise price of $0.75 per share. Gross proceeds of the offering, before placement agent fees and offering expenses, are expected to be $5.0 million. Subject to customary closing conditions, this transaction is expected to close on or before February 25, 2013. These securities were offered through a prospectus supplement pursuant to the Company’s effective shelf registration statement and base prospectus contained therein. Burrill Securities LLC acted as sole placement agent for this offering, and Barrington Research Associates, Inc. acted as a financial advisor to the Company in connection with the offering.

$15 Million Committed Equity Facility

As a condition to the Credit and Security Agreement, on February 18, 2013, the Company entered into a purchase agreement, together with a registration rights agreement, with Lincoln Park Capital Fund, LLC, who also participated in the $5 million registered offering, pursuant to which the Company has the right to sell to Lincoln Park up to $15 million in shares of its common stock, subject to certain limitations, from time to time over the 30-month period commencing on the date that a registration statement, which the Company agreed to file with the Securities and Exchange Commission pursuant to the registration rights agreement, is declared effective by the SEC and a final prospectus in connection therewith is filed. The Company’s sales of shares of Common Stock to Lincoln Park under the Purchase Agreement are limited to no more than the number of shares that would result in the beneficial ownership by Lincoln Park and its affiliates, at any single point in time, of more than 9.99% of the then outstanding shares of the Company’s common stock.

A more detailed description of the foregoing agreements is set forth in the Company’s current Report on Form 8-K, as filed earlier today with the SEC.

A shelf registration statement relating to the securities issued in the $5 million registered offering has been filed with the Securities and Exchange Commission (the "SEC") and has been declared effective. A prospectus supplement relating to the offering was filed with the SEC. Copies of the base prospectus and prospectus supplement may be obtained directly from the Company by contacting Cytomedix, Inc., 209 Perry Parkway, Suite #7, Gaithersburg, MD 20877-2143.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities in this offering, nor will there be any sale of these securities in any jurisdiction in which such offer solicitation or sale are unlawful prior to registration or qualification under securities laws of any such jurisdiction.

Fourth Quarter 2012 Product Sales

In its 8-K filed on February 20, 2013, the Company reported fourth quarter product sales of $2,037,717, representing an increase of 27% over the same period in 2011 and a 20% sequential increase over the third quarter of 2012.

The Company cautions shareholders and potential investors in the Company’s securities that the above-referenced financial data relating to the fiscal quarter ended December 31, 2012 should be considered preliminary. Stegman & Company, the Company’s independent public accountants, have not audited or reviewed these amounts and that such financial information is subject to further analysis, change and independent review. These results are subject to change, possibly material in nature, following completion of the audit for the year ended December 31, 2012 and the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

About Cytomedix, Inc.

Cytomedix, Inc. is an autologous regenerative therapies company commercializing innovative platelet technologies for orthopedics and wound care with a pipeline of adult stem cell therapies for tissue repair. The Company markets the AutoloGel™ System, a device for the production of autologous platelet rich plasma ("PRP") gel for use on a variety of exuding wounds and the Angel® Concentrated Platelet Rich Plasma System, a blood processing device and disposable products used for the separation of whole blood into red cells, platelet poor plasma ("PPP") and PRP in surgical settings. On February 8, 2012 Cytomedix closed the acquisition of Aldagen, a biopharmaceutical company developing regenerative cell therapies based on its proprietary ALDH bright cell technology, currently in a Phase 2 trial for the treatment of ischemic stroke. For additional information please visit www.cytomedix.com.

Safe Harbor Statement

Statements contained in this press release not relating to historical facts are forward-looking statements that are intended to fall within the safe harbor rule for such statements under the Private Securities Litigation Reform Act of 1995. The information contained in the forward-looking statements is inherently uncertain, and Cytomedix’ actual results may differ materially due to a number of factors, many of which are beyond Cytomedix’ ability to predict or control, including among many others, risks and uncertainties related to the Company’s ability to successfully integrate the Aldagen acquisition, to successfully manage contemplated clinical trials, to manage and address the capital needs, human resource, management, compliance and other challenges of a larger, more complex and integrated business enterprise, viability and effectiveness of the Company’s sales approach and overall marketing strategies, commercial success or acceptance by the medical community, competitive responses, the Company's ability to raise additional capital and to continue as a going concern, and Cytomedix's ability to execute on its strategy to market the AutoloGel™ System as contemplated. To the extent that any statements made here are not historical, these statements are essentially forward-looking. The Company uses words and phrases such as “believes", "forecasted," "projects," "is expected," "remain confident," "will" and/or similar expressions to identify forward-looking statements in this press release. Undue reliance should not be placed on forward-looking information. These forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual events to differ from the forward-looking statements. More information about some of these risks and uncertainties may be found in the reports filed with the Securities and Exchange Commission by Cytomedix, Inc. Cytomedix operates in a highly competitive and rapidly changing business and regulatory environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. Except as is expressly required by the federal securities laws, Cytomedix undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason. Additional risks that could affect our future operating results are more fully described in our U.S. Securities and Exchange Commission filings, including our Annual Report for the year ended December 31, 2011 and other subsequent filings. These filings are available at www.sec.gov.

Contacts:

Cytomedix, Inc.	Michael Rice
Martin Rosendale, Chief Executive Officer	Founding Partner
Andrew Maslan, Chief Financial Officer	LifeSci Advisors LLC
David Jorden, Executive Chairman	646 597 6979l
(240) 499-2680

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